Exhibit 24.1

                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE RESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, Daniel J. Reuss and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of Interra Financial Incorporated (the "Company") relating to the Company's Retirement Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                    Title                        Date
---------                    -----                        ----

Irving Weiser         Chairman of the Board,       March 31, 1997
-------------------   President, Chief Executive
Irving Weiser         Officer and Director
                      (principal executive officer)

Louis C. Fornett      Executive Vice President     March 31, 1997
-------------------   and Chief Financial Officer
Louis C. Fornetti     (principal financial officer)

Daniel J. Reuss       Senior Vice President,       March 31, 1997
-------------------   Controller and Treasurer
Daniel J. Reuss       (principal accounting officer)

John C. Appel         Executive Vice President     March 31, 1997
-------------------   and Director
John C. Appel

William A. Johnstone  Executive Vice President     March 31, 1997
-------------------   and Director
William A. Johnstone

J. Evans Attwell      Director                     March 31, 1997
------------------
J. Evans Attwell

Susan S. Boren        Director                     March 31, 1997
------------------
Susan S. Boren

F. Gregory Fitz-Gerald Director                    March 31, 1997
-------------------
F. Gregory Fitz-Gerald

C.A. Rundell, Jr.      Director                    March 31, 1997
-------------------
C.A. Rundell, Jr.

Robert L. Ryan         Director                    March 31, 1997
-------------------
Robert L. Ryan

Arthur R. Schulze, Jr. Director                    March 31, 1997
-------------------
Arthur R. Schulze, Jr.